PROSPECTUS SUPPLEMENT
(To the Prospectus Dated June 25, 2019)	Filed Pursuant to Rule 424(b)(5) Registration No. 333-231954

5,333.3333 Shares of Series C Convertible Preferred Stock convertible into
5,333,334 Shares of Common Stock

We are offering to a single institutional investor 5,333.3333 shares of our Series C 9.00% Convertible Junior Preferred Stock, par value $0.0001 per share (the “Series C Preferred Stock”), at a price of $750.00 per share, initially convertible into an aggregate of up to 5,333,334 shares of common stock, par value $0.0001 per share, at a conversion price of $0.75 per share of common stock. This offering also relates to the shares of common stock issuable upon conversion of the Series C Preferred Stock offered by this prospectus supplement and the accompanying prospectus.

The certificate of designations for the Series C Preferred Stock (the “Certificate of Designations”) contains limitations that prevent the holder thereof from acquiring shares of common stock upon conversion that would result in the number of shares beneficially owned by such holder and its affiliates exceeding 9.99% of the total number of shares of common stock outstanding immediately after giving effect to the conversion (the “Beneficial Ownership Limitation”). As a result, the Certificate of Designation provides for the issuance of pre-funded warrants (the “Pre-Funded Warrants”) to purchase shares of our common stock, with an exercise price of $0.001 per share and with no expiration date, if necessary to comply with the Beneficial Ownership Limitation. Accordingly, this offering also relates to the Pre-Funded Warrants issuable upon conversion of the Series C Preferred Stock being offered by this prospectus supplement and the accompanying prospectus, and to the shares of common stock issuable upon exercise of such Pre-Funded Warrants. See “Description of Securities We Are Offering” for additional information.

In a concurrent private placement (the “Private Placement”), we are selling to the investor 5,333.3333 shares of Series C Preferred Stock at the same offering price as the Series C Preferred Stock offered by this prospectus supplement and the accompanying prospectus, initially convertible into an aggregate of 5,333,334 shares of common stock, together with warrants (the “Private Placement Warrants”) to purchase up to an aggregate of 10,666,668 shares of our common stock, with an exercise price of $0.80 and a term of five and one-half years from the date of issuance. The Series C Preferred Stock and Private Placement Warrants issued in the concurrent private placement, and the shares of our common stock issuable upon the conversion or exercise, respectively, of the Series C Preferred Stock and Private Placement Warrants issued in the concurrent Private Placement (and any Pre-Funded Warrants and shares of common stock issuable upon exercise of such Pre-Funded Warrants in respect of such Series C Preferred Stock, as applicable) are not being registered under the Securities Act of 1933, as amended, (the “Securities Act”), are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder. See “Private Placement of Series C Preferred Stock and Warrants” for additional information.

Except to the extent effective stockholder approval has been obtained to amend our certificate of incorporation to increase the number of authorized shares of common stock above 150,000,000 and to comply with the applicable stockholder approval rules and regulations of the Nasdaq Stock Market, the Series C Preferred Stock being offered by this prospectus supplement and the accompanying prospectus will not be convertible into shares of common stock (or any Pre-Funded Warrants exercisable into shares of common stock, as applicable) in excess of 6,186,966 shares in the aggregate (the “Issuable Maximum”), which amount equals 19.99% of the shares of common stock outstanding as of December 30, 2020, the date prior to the date of this prospectus supplement and the accompanying prospectus. Any conversions of Series C Preferred Stock will be processed in the order in which we receive such conversion request from the holders of Series C Preferred Stock, and not on a pro rata basis. The Issuable Maximum shall be applied collectively, when any conversions of Series C Preferred Stock are aggregated together with all shares of common stock issuable in respect of certain Related Transactions described herein, including the Private Placement. See “Description of the Securities We Are Offering – Series C Preferred Stock” for additional information.

There is no established trading market for the Series C Preferred Stock or the Pre-Funded Warrants, and we do not expect a market to develop. In addition, we do not intend to list the Series C Preferred Stock or the Pre-Funded Warrants on The Nasdaq Capital Market, any other national securities exchange or any other nationally recognized trading system. The Private Placement Warrants being issued in the concurrent private placement are not listed on any securities exchange, and we do not expect to list the Private Placement Warrants. Our common stock is listed on The Nasdaq Capital Market under the symbol “AZRX”. On December 30, 2020, the last reported sale price per share of our common stock was $1.04 per share.

As of December 31, 2020, the aggregate market value of our outstanding common stock held by non-affiliates (the public float) was approximately $31.2 million, which was calculated based on 29,986,311 shares of outstanding common stock held by non-affiliates and at a price per share of $1.04, the closing price of our common stock on December 30, 2020. In no event will we sell our common stock in a public primary offering with a value exceeding more than one-third of our public float in any 12 calendar month period so long as our public float remains below $75.0 million. During the 12 calendar month period that ends on, and includes, the date of this prospectus supplement (but excluding this offering) we have not previously offered and sold any securities pursuant to General Instruction I.B.6 of Form S-3.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-7 of this prospectus supplement.

We engaged H.C. Wainwright & Co., LLC to act as our exclusive placement agent in connection with this offering. The placement agent is not purchasing the securities offered by us in this offering and is not required to arrange the purchase or sale of any specific number or dollar amount of securities, but will use its reasonable best efforts to arrange for the sale of the Series C Preferred Stock offered.

We expect that delivery of the securities being offered pursuant to this prospectus supplement and the accompanying prospectus will be made on or about January 5, 2021, subject to the satisfaction of certain customary closing conditions.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Series C Convertible Preferred Stock	Total
Offering Price	$750.00	$4,000,000
Placement Agent Fees (1)	$67.50	$360,000
Proceeds to us, before expenses (2)	$682.50	$3,640,000

(1)
Excludes any fees payable in the concurrent Private Placement. Includes a cash fee of 8.0% and a management fee of 1.0% of the gross proceeds of this offering. We have also agreed to issue to the placement agent (or its designees) warrants to purchase shares of common stock to the placement agent as described under “Plan of Distribution” on page S-20 of this prospectus supplement and pay the placement agent a reimbursement for non-accountable expenses equal to $35,000, a reimbursement for legal fees and expenses of the placement agent in the amount of $125,000 and $12,900 for clearing fees. For additional information about the compensation paid to the placement agent, see “Plan of Distribution.”

(2)
The amount of the offering proceeds to us presented in this table does not give effect to the concurrent Private Placement or any exercise of the Private Placement Warrants being issued in the concurrent Private Placement or the warrants being issued to the placement agent.

H.C. Wainwright & Co.

The date of this prospectus is December 31, 2020.

Prospectus Supplement

Prospectus

  -i-

ABOUT THIS PROSPECTUS SUPPLEMENT

In this prospectus supplement, “AzurRx,” “we,” “us,” “our” or “ours” refer to AzurRx BioPharma, Inc., a Delaware corporation, collectively with our direct wholly-owned subsidiary AzurRx SAS, a company organized under the laws of France.

All trademarks or trade names referred to in this prospectus supplement are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus supplement are referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend the use or display of other companies’ trademarks and trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

This document is in two parts. The first part is this prospectus supplement, which adds to and updates information contained in the accompanying prospectus. The second part, the prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus, you should rely on the information in this prospectus supplement.

This prospectus supplement and the accompanying prospectus relate to the offering of shares of our Series C Preferred Stock and the securities issuable upon conversion of the Series C Preferred Stock. Before buying the shares of Series C Preferred Stock offered hereby, we urge you to carefully read this prospectus supplement and the accompanying prospectus, together with the information incorporated herein by reference as described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” These documents contain important information that you should consider when making your investment decision. This prospectus supplement contains information about the Series C Preferred Stock and the securities issuable upon conversion of the Series C Preferred Stock offered hereby and may add, update or change information in the accompanying prospectus.

You should rely only on the information that we have provided or incorporated by reference in this prospectus supplement and the accompanying prospectus. Neither we nor the placement agent (or any of our or its respective affiliates) have authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

We and the placement agent are not making offers to sell or solicitations to buy our securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information in this prospectus supplement and the accompanying prospectus or any related free writing prospectus is accurate only as of the date on the front of the document and that any information that we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus or any related free writing prospectus, or any sale of a security.

This prospectus supplement and the accompanying prospectus contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been or will be filed as exhibits to the registration statement of which this prospectus is a part or as exhibits to documents incorporated by reference herein, and you may obtain copies of those documents as described below under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire prospectus carefully, including the “Risk Factors” section in this prospectus and under similar captions in the documents incorporated by reference into this prospectus. In this prospectus, unless otherwise stated or the context otherwise requires, references to “AzurRx”, “Company”, “we”, “us”, “our” or similar references mean AzurRx BioPharma, Inc. and its subsidiaries on a consolidated basis. References to “AzurRx BioPharma” refer to AzurRx BioPharma, Inc. on an unconsolidated basis. References to “AzurRx SAS” refer to AzurRx SAS, AzurRx BioPharma’s wholly-owned subsidiary through which we conduct our European operations.

Overview

We are engaged in the research and development of non-systemic biologics for the treatment of patients with gastrointestinal disorders. Non-systemic biologics are non-absorbable drugs that act locally, i.e. the intestinal lumen, skin or mucosa, without reaching an individual’s systemic circulation.

We are currently focused on developing our lead drug candidate, MS1819, which is described below:

MS1819

MS1819 is a recombinant lipase enzyme for the treatment of exocrine pancreatic insufficiency (“EPI”) associated with cystic fibrosis (“CF”) and chronic pancreatitis (“CP”). MS1819, supplied as an oral non-systemic biologic capsule, is derived from the Yarrowia lipolytica yeast lipase and breaks up fat molecules in the digestive tract of EPI patients so that they can be absorbed as nutrients. Unlike the standard of care, the MS1819 synthetic lipase does not contain any animal products.

EPI is a condition characterized by deficiency of the exocrine pancreatic enzymes, resulting in a patient’s inability to digest food properly, or maldigestion. The deficiency in this enzyme can be responsible for greasy diarrhea, fecal urge and weight loss. There are more than 30,000 patients with EPI caused by CF according to the Cystic Fibrosis Foundation approximately and approximately 90,000 patients in the U.S. with EPI caused by CP according to the National Pancreas Foundation. Patients are currently treated with porcine pancreatic enzyme replacement pills.

MS1819 – Phase 2b OPTION 2 Cystic Fibrosis Monotherapy Studies

On October 17, 2019, the Company announced that the Cystic Fibrosis Foundation Data Safety Monitoring Board (the “CFF DSMB”) completed its review of the Company’s final results of the OPTION Cross-Over Study and had found no safety concerns for MS1819, and that the CFF DSMB supported the Company’s plan to proceed to a higher 4.4 gram dose of MS1819 with enteric capsules in the multi-center dose escalation Phase 2b OPTION clinical trial (the “OPTION 2 Trial”). In December 2019, the Company submitted the clinical trial protocol to the existing IND at the FDA. The clinical trial protocol has been reviewed by the FDA with no comments. In April 2020, the Company received approval to conduct the OPTION 2 Trial in Therapeutics Development Network (“TDN”) clinical sites in the U.S. as well as Institutional Review Board (“IRB”) approval to commence the OPTION 2 Trial.

The OPTION 2 Trial is designed to investigate the safety, tolerability and efficacy of MS1819 (2.2 gram and 4.4 gram doses in enteric capsules) in a head-to-head manner versus the current standard of care, porcine pancreatic enzyme replacement therapy (“PERT”) pills. The OPTION 2 Trial will be an open-label, crossover study, conducted in 15 sites in the U.S. and Europe. A total of 30 CF patients 18 years or older will be enrolled.  MS1819 will be administered in enteric capsules to provide gastric protection and allow optimal delivery of enzyme to the duodenum.  Patients will first be randomized into two cohorts: to either the MS1819 arm, where they receive a 2.2 gram daily oral dose of MS1819 for three weeks; or to the PERT arm, where they receive their pre-study dose of PERT pills for three weeks. After three weeks, stools will be collected for analysis of coefficient of fat absorption (“CFA”). Patients will then be crossed over for another three weeks of the alternative treatment. After three weeks of cross-over therapy, stools will again be collected for analysis of CFA. A parallel group of patients will be randomized and studied in the same fashion, using a 4.4 gram daily dose of MS1819. All patients will be followed for an additional two weeks after completing both crossover treatments for post study safety observation. Patients will be assessed using descriptive methods for efficacy, comparing CFA between MS1819 and PERT arms, and for safety.

The Company initiated the OPTION 2 Trial in July 2020 with the first patient screened and three clinical trial sites activated in the U.S. In August 2020, the Company dosed the first patients and initiated the European arm of the OPTION 2 Trial. Topline data is anticipated in the first quarter of 2021; however, this timeline may be further delayed due to the COVID-19 pandemic.

In November 2020, the Company submitted a protocol amendment for the OPTION 2 Trial to add a study arm that uses an immediate release MS1819 capsule to allow the Company to compare data from that existing arm that uses enteric capsules with data from the new arm. The Company plans to initiate the OPTION 2 study extension in early first quarter 2021.

MS1819 – Phase 2 Combination Therapy Study

In addition to the monotherapy studies, the Company launched a Phase 2 multi-center clinical trial (the “Combination Trial”) in Europe to investigate MS1819 in combination with PERT, for CF patients who suffer from severe EPI but continue to experience clinical symptoms of fat malabsorption despite taking the maximum daily dose of PERTs. The Combination Trial is designed to investigate the safety, tolerability and efficacy of escalating doses of MS1819 (700 mg, 1120 mg and 2240 mg per day, respectively), in conjunction with a stable dose of PERTs, in order to increase CFA and relieve abdominal symptoms in uncontrolled CF patients. A combination therapy of PERT and MS1819 has the potential to: (i) correct macronutrient and micronutrient maldigestion; (ii) eliminate abdominal symptoms attributable to maldigestion; and (iii) sustain optimal nutritional status on a normal diet in CF patients with severe EPI.

The Company dosed the first patients in its Combination Trial in Hungary in October 2019. Planned enrollment is expected to include approximately 24 CF patients with severe EPI, at clinical trial sites in Hungary and additional countries in Europe, including Turkey. Topline data is currently expected in the first half of 2021; however, this timeline may be further delayed due to the COVID-19 pandemic.

The Company announced positive interim data on the first five patients in the Combination Trial in August 2020. The primary efficacy endpoint was met, with CFAs greater than 80% for all patients across all visits. For secondary efficacy endpoints, the Company observed that stool weight decreased, the number of stools per day decreased, steatorrhea improved, and body weight increased. Additionally, no serious adverse events were reported.

The Company opened a total of five clinical sites for the Combination Trial in Turkey in October 2020 and announced that its first patients were dosed in November 2020. The Company currently has a total of nine of the expected ten sites in Europe active and recruiting patients.

We do not expect to generate revenue from drug candidates that we develop until we obtain approval for one or more of such drug candidates and commercialize our product or enter into a collaborative agreement with a third party. We do not have any products approved for sale at the present and have never generated revenue from product sale.

Recent Developments

License Agreement with First Wave Bio, Inc.

On December 31, 2020, we entered into a License Agreement (the “License Agreement”) with First Wave Bio, Inc. (“First Wave”), a privately-held Delaware corporation. Pursuant to the License Agreement, First Wave granted the Company a worldwide, exclusive right to develop, manufacture, and commercialize First Wave’s proprietary immediate release and enema formulations of niclosamide for the fields of treating Immune Checkpoint Inhibitor-Associated Colitis (“ICI-AC”) and Severe Acute Respiratory Syndrome Coronavirus 2 (“COVID”) gastrointestinal infections (“GI”) in humans (the “Product”). The Product uses First Wave’s proprietary formulations of niclosamide, a pro-inflammatory pathway inhibitor. We plan to commence in 2021 both a Phase II trial of the Product for COVID in GI and a Phase 1b/2a trial for ICI-AC.

In consideration of the license and other rights granted by First Wave, we will pay First Wave a $9.0 million upfront cash payment and an additional payment of $1.25 million due on June 30, 2021. In addition, we are obligated to pay potential milestone payments to First Wave totaling up to $37.0 million for each indication, based upon the achievement of specified development and regulatory milestones. We are also obligated to pay First Wave royalties as a mid-single digit percentage of net sales of the Product, subject to specified reductions. We are also obligated to issue to First Wave junior convertible preferred stock, initially convertible into $3.0 million worth of common stock, based upon the volume weighted average price of our common stock for the five-day period immediately preceding the date of the License Agreement, or $0.9118 per share. The preferred stock will convert automatically into common stock upon the Stockholder Approval (as defined and further described below). The purchase agreement pursuant to which the preferred stock is issued will contain customary demand and piggyback registration rights with respect to the common stock issuable upon conversion.

We are now solely responsible, and have agreed to use commercially reasonable efforts, for all development, regulatory and commercial activities related to the Products in the ICI-AC and COVID fields. We may sublicense our rights under the License Agreement and, if we does so, we will be obligated to pay milestone payments and royalties to First Wave based on the sublicensee’s development and commercialization of the Products.

Pursuant to the License Agreement, First Wave retains rights to develop and commercialize the licensed niclosamide formulations outside the ICI-AC and COVID fields, and to develop and commercialize other niclosamide formulations that are not licensed to us. However, if prior to April 30, 2021, First Wave seeks to outlicense, sell to or otherwise grant rights to a third party related to any products containing niclosamide for use outside the ICI-AC or COVID fields to develop or commercialize a product containing niclosamide for use outside of the field then First Wave shall provide to us written notice of such proposal, in reasonable detail and we shall have the right and option to negotiate with First Wave with respect to a definitive agreement for the acquisition of First Wave. Pursuant to the License Agreement, we grant First Wave a worldwide, non-exclusive, royalty-free, perpetual, irrevocable license for use outside the ICI-AC and COVID fields, with the right to grant sublicenses, under any program IP and other intellectual property owned by us and incorporated into the Product.

The License Agreement terminates on a country-by-country basis and product-by-product basis upon the expiration of the royalty term for such product in such country. Each royalty term begins on the date of the first commercial sale of the licensed product in the applicable country and ends on date of expiration of the last to expire royalty term with respect to the country. The License Agreement may be terminated earlier in specified situations, including termination for uncured material breach of the License Agreement by either party, termination by us in specified circumstances, termination by First Wave in specified circumstances, termination by us for convenience with advance notice, and termination upon a party’s insolvency or bankruptcy. After expiration of the royalty term, we shall have a non-exclusive, fully-paid, perpetual, royalty-free right and irrevocable license with respect to any Product in any country within the territory.

The License Agreement also contains customary representations, warranties and covenants by both parties, as well as customary provisions relating to indemnification, confidentiality and other matters.

Corporate Information

We were incorporated on January 30, 2014 in the State of Delaware.  In June 2014, we acquired 100% of the issued and outstanding capital stock of AzurRx SAS. Our principal executive offices are located at 1615 South Congress Avenue, Suite 103, Delray Beach, Florida 33445. Our telephone number is (646) 699-7855. We maintain a website at www.azurrx.com. The information contained on our website is not, and should not be interpreted to be, a part of this prospectus supplement.

The Offering

Series C Preferred Stock Offered by Us
5,333.3333 shares of Series C Preferred Stock. This prospectus supplement also relates to the offering of shares of common stock issuable upon conversion of the Series C Preferred Stock (or upon exercise of Pre-Funded warrants issuable upon conversion of the Series C Preferred Stock).

Series C Preferred Stock
The Series C Preferred Stock will be convertible into shares of our common stock (subject to adjustment as provided in the Certificate of Designations) at any time at the option of the holder, at an initial stated value of $750.00 per share of Series C Preferred Stock and a conversion price of $0.75, up to the Issuable Maximum, with any conversions of Series C Preferred Stock to be processed in the order in which we receive such conversion request from the holders of Series C Preferred Stock, and not on a pro rata basis. Such Issuable Maximum shall be applied collectively, when any conversions of Series C Preferred Stock are aggregated together with all shares of common stock issuable in respect of certain Related Transactions described herein, including the Private Placement. See “Description of Securities We Are Offering - Series C Preferred Stock” for a discussion of the terms of the Series C Preferred Stock and additional information.

Pre-Funded Warrants Offered by Us	The Certificate of Designations provides for the issuance of Pre-Funded Warrants upon conversion, in lieu of common stock, to comply with the Beneficial Ownership Limitation.

Pre-Funded Warrants
Each Pre-Funded Warrant is exercisable for one share of common stock. Each Pre-Funded Warrant will have an exercise price per share of common stock of $0.001, and will be immediately exercisable and may be exercised at any time until exercised in full. This prospectus supplement also relates to the offering of the shares of common stock issuable upon exercise of the Pre-Funded Warrants. See “Description of Securities We Are Offering – Pre-Funded Warrants” for a discussion of the terms of the Pre-Funded Warrants.

Shares of common stock outstanding before this offering	30,950,309 shares of common stock.

Shares of common stock to be outstanding after this offering	36,283,643 shares of common stock, assuming that all shares of Series C Preferred Stock offered by this prospectus are immediately converted into shares of common stock.

Use of proceeds
We intend to use the aggregate net proceeds from this offering to fund the payment of cash consideration to First Wave under the License Agreement, and for other general corporate purposes.

See “Use of Proceeds” on page S-12 of this prospectus.

Nasdaq symbol	Our common stock is listed on The Nasdaq Capital Market under the symbol “AZRX”.

Risk Factors
Investing in our securities involves significant risks. Before making a decision whether to invest in our securities, please read the information contained in or incorporated by reference under the heading “Risk Factors” in this prospectus, the documents we have incorporated by reference herein, and under similar headings in other documents filed after the date hereof and incorporated by reference into this prospectus. See “Incorporation of Certain Information by Reference” and “Where You Can Find More Information”.

Listing
There is no established public trading market for the Series C Preferred Stock and we do not expect a market to develop. In addition, we do not intend to apply for listing of the Series C Preferred Stock on the Nasdaq Capital Market or on any national securities or other national recognized trading system.

Concurrent Private Placement
In the Private Placement, we are selling 5,333.3333 shares of Series C Preferred Stock at the same offering price as the Series C Preferred Stock offered by this prospectus supplement and the accompanying prospectus, initially convertible into an aggregate of 5,333,334 shares of common stock, together with Private Placement Warrants to purchase up to an aggregate of 10,666,668 shares of our common stock, with an exercise price of $0.80 and a term of five and one-half years from the date of issuance. The Series C Preferred Stock and Private Placement Warrants issued in the Private Placement, and the shares of our common stock issuable upon the conversion or exercise, respectively, of the Series C Preferred Stock and Private Placement Warrants issued in the Private Placement (and any Pre-Funded Warrants and shares of common stock issuable upon exercise of such Pre-Funded Warrants in respect of such Series C Preferred Stock, as applicable) are not being registered under the Securities Act, are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder. See “Private Placement of Series C Preferred Stock and Warrants” for additional information.

There were no shares of Series C Preferred Stock outstanding as of December 30, 2020.

The above discussion is based on 30,950,309 shares of our common stock outstanding as of December 30, 2020 and excludes up to:

●
4,082,506 shares of common stock issuable upon exercise of stock options, with a weighted average exercise price of $1.24 per share, under our Amended and Restated 2014 Omnibus Equity Incentive Plan (the “2014 Plan”);
●
387,000 shares of awarded but unissued restricted stock and restricted stock units under our 2014 Plan;
●
10,000,000 shares of common stock available for future issuance under our 2020 Omnibus Equity Incentive Plan (the “2020 Plan”);
●
25,179,192 shares of common stock issuable upon exercise of outstanding warrants, with a weighted average exercise price of $1.22 per share;
●
27,830,424 shares of common stock issuable upon conversion of Series B Preferred Stock, including in respect of accrued and unpaid dividends of approximately $851,821;
●
742,150 shares of common stock issuable upon conversion of Series C Preferred Stock that may be issued pursuant to the Exchange Right (as defined and further described below), in excess of amounts currently underlying the Series B Preferred Stock, the issuance of which is subject to the Stockholder Approval (as defined and further described below) to the extent in excess of the Issuable Maximum;
●
28,572,767 shares of common stock issuable upon exercise of Private Placement Warrants that may be issued pursuant to the Exchange Right (as defined and further described below), the issuance of which is subject to the Stockholder Approval (as defined and further described below);
●
3,260,869 shares of common stock issuable upon conversion of Series C Preferred Stock to be issued to First Wave pursuant to the License Agreement, the issuance of which is subject to the Stockholder Approval (as defined and further described below);
●
5,333,334 shares of common stock issuable upon conversion of Series C Preferred Stock sold in the concurrent Private Placement, the issuance of which is subject to the Stockholder Approval (as defined and further described below) to the extent in excess of the Issuable Maximum;
●
10,666,668 shares of common stock issuable upon exercise of Private Placement Warrants sold in the Private Placement, the issuance of which is subject to the Stockholder Approval (as defined and further described below); and
●
746,667 shares of common stock issuable upon exercise of warrants being issued to the placement agent or its designees as compensation for its services in this offering and the concurrent Private Placement (the “Placement Agent Warrants”), the issuance of which is subject to the Stockholder Approval (as defined and further described below).

Unless otherwise indicated, all information contained in this prospectus supplement assumes no exercise of the Private Placement Warrants sold in the concurrent Private Placement or the Placement Agent Warrants.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to purchase our securities, including the shares of Series C Preferred Stock offered by this prospectus, you should carefully consider the risks and uncertainties described under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, any subsequent Quarterly Report on Form 10-Q and our other filings with the SEC, all of which are incorporated by reference herein. If any of these risks actually occur, our business, financial condition and results of operations could be materially and adversely affected and we may not be able to achieve our goals, the value of our securities could decline and you could lose some or all of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations. If any of these risks occur, our business, results of operations or financial condition and prospects could be harmed. In that event, the market price of our common stock and the value of the warrants could decline, and you could lose all or part of your investment.

Risks Related to this Offering

Investors in this offering will suffer immediate and substantial dilution as a result of this offering.

Because the effective offering price per common share is higher than the as adjusted net tangible book value per share of common stock after giving effect to this offering, you will suffer substantial dilution in the net tangible book value of the securities you purchase in this offering. For a further description of the dilution that investors in this offering will experience, see “Dilution.” Investors in this offering will also be subject to increased dilution upon the exercise of outstanding stock options and warrants.

 If we sell shares of our common stock in future financings, stockholders may experience immediate dilution and, as a result, our stock price may decline.

To raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the effective offering price per share of common stock in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the effective offering price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering (on a fully-converted basis). Furthermore, sales of a substantial number of shares of our common stock in the public markets, or the perception that such sales could occur, could depress the market price of our common stock.

Upon Stockholder Approval and our filing of a resale registration statement registering  their resale under the Securities Act, the shares of common stock issuable upon conversion and exercise of the Series C Preferred Stock and Private Placement Warrants, as applicable, issued in the Private Placement will be freely tradable without restriction under the Securities Act except for any shares held at any time by any of our “affiliates,” as that term is defined under Rule 144 promulgated under the Securities Act. Future sales of our common stock in the public market, or the availability of such shares for sale in the public market, could adversely affect market prices prevailing from time to time.

There is no public market for the Series C Preferred Stock being offered by us in this offering.

There is no established public trading market for the Series C Preferred Stock (or Pre-Funded Warrants issuable upon conversion of the Series C Preferred Stock in lieu of common stock, as applicable), and we do not expect a market to develop. In addition, we do not intend to apply to list the Series C Preferred Stock on any national securities exchange or other nationally recognized trading system. Without an active market, the liquidity of the Series C Preferred Stock will be limited.

Holders of the Pre-Funded Warrants issuable upon conversion of the Series C Preferred Stock offered hereby will have no rights as common shareholders with respect to the common stock underlying the Pre-Funded Warrants until such holders exercise such Pre-Funded Warrants and acquire our common stock, except as otherwise provided in the Pre-Funded Warrants.

Until holders of the Pre-Funded Warrants acquire our common stock upon exercise thereof, such holders will have no rights with respect to the common stock underlying such Pre-Funded Warrants. Upon exercise of the Pre-Funded Warrants, the holders will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

We will have broad discretion in how we use the net proceeds of this offering. We may not use these proceeds effectively, which could affect our results of operations and cause our stock price to decline.

We will have considerable discretion in the application of the net proceeds of this offering, including for any of the purposes described in the section entitled “Use of Proceeds.” We intend to use the net proceeds received by us from this offering to fund the payment of cash consideration to First Wave under the License Agreement, and for other general corporate purposes. As a result, investors will be relying upon management’s judgment with only limited information about our specific intentions for the use of the balance of the net proceeds of this offering. We may use the net proceeds for purposes that do not yield a significant return or any return at all for our stockholders. In addition, pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

The market price of our common stock may be volatile which could subject us to securities class action litigation and prevent you from being able to sell your shares at or above the offering price.

You may be unable to sell your shares of common stock at or above the offering price. The market price for our common stock has been and may continue to be volatile and subject to wide fluctuations in response to factors including the following:

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sales or potential sales of substantial amounts of our common stock;
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delay or failure in initiating or completing pre-clinical or clinical trials or unsatisfactory results of these trials;
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announcements about us or about our competitors, including clinical trial results, regulatory approvals or new product introductions;
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developments concerning our licensors or product manufacturers;
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litigation and other developments relating to our patents or other proprietary rights or those of our competitors;
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conditions in the pharmaceutical or biotechnology industries;
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governmental regulation and legislation;
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variations in our anticipated or actual operating results;
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change in securities analysts’ estimates of our performance, or our failure to meet analysts’ expectations; foreign currency values and fluctuations; and
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overall economic conditions.

Many of these factors are beyond our control. The stock markets in general, and the market for pharmaceutical and biotechnological companies in particular, have historically experienced extreme price and volume fluctuations. These fluctuations often have been unrelated or disproportionate to the operating performance of these companies. These broad market and industry factors could reduce the market price of our common stock, regardless of our actual operating performance.

We will need substantial additional funding and certain terms included in our financing transactions may prohibit us from raising capital when needed, which would force us to delay, curtail or eliminate one or more of our research and development programs or commercialization efforts.

Our operations have consumed substantial amounts of cash since inception. During the years ended December 31, 2019 and 2018, we incurred research and development expense of approximately $8.7 million and $5.8 million, respectively. We expect to continue to spend substantial amounts on product development, including conducting clinical trials for MS1819 and our other product candidates and purchasing clinical trial materials from our suppliers. We will require substantial additional funds to support our continued research and development activities, as well as the anticipated costs of preclinical studies and clinical trials, regulatory approvals and potential commercialization. We could spend our available financial resources much faster than we currently expect.

Further, pursuant to the securities purchase agreement entered into in connection with this offering, we have agreed, not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of common stock or common stock equivalents or file any registration statement other than as contemplated pursuant to the registration rights agreement entered into in connection with the Private Placement until the later of 30 days after the effective date of such registration statement is declared effective or the day we obtain the Stockholder Approval. In addition, we have agreed, subject to certain exceptions, for the one-year period commencing on the signing of the securities purchase agreement, not to (i) issue or sell any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional common stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the common stock at any time after the initial issuance of such debt or equity securities or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to our business or the market for the common stock or (ii) enter into, or effect a transaction under, any agreement, including, but not limited to, an equity line of credit, whereby we may issue securities at a future determined price.

Until such time, if ever, as we can generate a sufficient amount of product revenue and achieve profitability, we expect to seek to finance future cash needs through equity and/or debt financings or corporate collaboration and licensing arrangements. We currently have no other commitments or agreements relating to any of these types of transactions and we cannot be certain that additional funding will be available on acceptable terms, or at all. If we are unable to raise additional capital, we will have to delay, curtail or eliminate one or more of our research and development programs. If we are able to raise additional capital, our stockholders may experience additional dilution, and as a result, our stock price may decline.

Shareholders will experience dilution by exercises of outstanding warrants and options.

As of September 30, 2020, there were 25,200,168 shares of our common stock issuable upon the exercise of outstanding warrants, with a weighted average exercise price of $1.22 per share, and options to purchase an aggregate of up to 4,312,506 shares of our common stock, with a weighted average exercise price of $1.38 per share.

The exercise of such warrants and options will result in dilution of your investment. As a result of this dilution, you may receive significantly less than the full purchase price you paid for our securities in the event of liquidation.

Risks Related to the Series C Preferred Stock

We currently have Series B Convertible Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”), and after this offering, will have Series C Preferred Stock outstanding. Our certificate of incorporation authorizes our board of directors to create new series of preferred stock without further approval by our stockholders, which could adversely affect the rights of the holders of our common stock.

Our board of directors (the “Board”) has the authority to fix and determine the relative rights and preferences of preferred stock. Our Board also has the authority to issue preferred stock without further stockholder approval.

We currently have 2,763.720680 shares of Series B Preferred Stock outstanding with a stated value of $7,700 per share, which are currently convertible at the holder’s option at any time, together with any accrued but unpaid dividends thereon, into an aggregate of 27,637,035 shares of common stock at a conversion price of $0.77, subject to certain adjustments.

Our Series B Preferred Stock gives its holders the preferred right to our assets upon liquidation and the right to receive dividend payments at 9.00% per annum before dividends are distributed to the holders of common stock, among other things. In addition, in the event we effect any issuance of common stock or common stock equivalents for cash consideration, or a combination of units thereof, the holders of the Series B Preferred Stock have the right, subject to certain exceptions, at their option, to exchange (in lieu of cash subscription payments) all or some of the Series B Preferred Stock then held (with a value per share of the Series B Preferred Stock equal to the Series B Stated Value plus accrued and unpaid dividends thereon) for any securities or units issued in such issuance on a dollar-for-dollar basis. The holders of the Series B Preferred Stock, voting as a separate class, also have customary consent rights with respect to certain corporate actions, including the issuance of an increased number of shares of Series B Preferred Stock, the establishment of any capital stock ranking senior to or on parity the Series B Preferred Stock as to dividends or upon liquidation, the incurrence of indebtedness, and certain changes to our Charter or Bylaws including other actions.

After this offering and the Private Placement, we will initially have 10,666.6666 shares of Series C Preferred Stock outstanding, with a stated value of $750.00 (the “Series C Stated Value”) per share, which will be initially convertible, subject to the Beneficial Ownership Limitation and the Issuable Maximum (such Issuable Maximum applied collectively when any conversions of Series C Preferred Stock are aggregated together with all shares of common stock issuable in respect of certain Related Transactions described herein), at either the holder’s option or at our option at any time, into an aggregate of up to 10,666,668 shares of common stock at a conversion price of $0.75, subject to specified adjustments for stock splits, cash or stock dividends, reorganizations, reclassifications other similar events as set forth in the Certificate of Designations. Any conversions of Series C Preferred Stock will be processed in the order in which we receive such conversion request from the holders of Series C Preferred Stock, and not on a pro rata basis.

Our Series C Preferred Stock gives its holders, subject to the preference and priority to the holders of our Series B Preferred Stock, the preferred right to receive dividends, commencing from the date of issuance of the Series C Preferred Stock. Such dividends may be paid only when, as and if declared by the Board, out of assets legally available therefore, quarterly in arrears on the last day of March, June, September and December in each year, commencing on the date of issuance, at the dividend rate of 9.0% per annum. Such dividends are cumulative and continue to accrue on a daily basis whether or not declared and whether or not we have assets legally available therefore.

Under the Certificate of Designations, each share of Series C Preferred Stock carries a liquidation preference equal to the Series C Stated Value plus accrued and unpaid dividends thereon and any other fees or liquidated damages then due and owing thereon.

Our obligations to the holders of the Series B Preferred Stock and Series C Preferred Stock could limit our ability to obtain additional financing or increase our borrowing costs, which could have an adverse effect on our financial condition and hinder the accomplishment of our corporate goals.

In addition to the Series B Preferred Stock and Series C Preferred Stock, our Board could authorize the issuance of additional series of preferred stock with such rights preferential to the rights of our common stock, including the issuance of a series of preferred stock that has greater voting power than our common stock or that is convertible into our common stock, which could decrease the relative voting power of our common stock or result in dilution to our existing stockholders.

You will have no rights with respect to our common stock until your shares of Series C Preferred Stock are converted, but you may be adversely affected by certain changes made with respect to our common stock.

You will have no rights with respect to our common stock, including voting rights, rights to respond to common stock tender offers, if any, and rights to receive dividends or other distributions on shares of our common stock, if any, prior to the conversion date with respect to a conversion of the Series C Preferred Stock, but your investment in the Series C Preferred Stock may be negatively affected by these events. Upon conversion, you will be entitled to exercise the rights of a holder of shares of our common stock only as to matters for which the record date occurs on or after the conversion date. For example, in the event that an amendment is proposed to our certificate of incorporation or our by-laws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to the conversion date, you will not be entitled to vote on the amendment (subject to certain limited exceptions, unless it would adversely affect the special rights, preferences, privileges and voting powers of the Series C Preferred Stock), although you will nevertheless be subject to any changes in the powers, preferences or special rights of our common stock, even if your Series C Preferred Stock has been converted into shares of our common stock prior to the effective date of such change.

Conversion and exercise, as applicable, of all of the shares of Series C Preferred Stock and Private Placement Warrants are contingent upon stockholder approval.

We do not have a sufficient number of authorized shares of common stock to cover all of the shares of common stock issuable upon the exercise in full of all of the Private Placement Warrants issued in the concurrent Private Placement and potentially issuable to holders of Series B Preferred Stock in connection with their exercise of the Exchange Rights.

In addition, pursuant to Nasdaq Listing Rule 5635, stockholder approval is required for the issuance of any shares of common stock in excess of 6,186,966 shares of common stock in the aggregate, referred to herein as the “Issuable Maximum,” which amount is equal to 19.99% of the shares of common stock issued and outstanding on December 30, 2020. We will apply the Issuable Maximum collectively, with conversions processed in the order in which we receive them, aggregating shares of common stock issuable upon conversion of Series C Preferred Stock together with all shares of common stock issuable upon conversion or exchange of any securities issued in certain related transactions to this offering and Private Placement, including (i) any shares of preferred stock issuable to First Wave as consideration for the License Agreement, (ii) any warrants issued to the placement agent and (iii) any securities issuable to holders of the Exchange Right as a result of the offering and Private Placement, referred to herein as the “Related Transactions.”

Accordingly, we are required pursuant to the purchase agreement relating to this offering and the concurrent Private Placement to hold a meeting of our stockholders not later March 31, 2021 (the “Meeting Deadline”) to seek approval (the “Stockholder Approval”) for (i) the issuance, upon conversion of the Series C Preferred Stock, of the number of shares of common stock which would exceed the Issuable Maximum, and (ii) an increase in the number of authorized shares of common stock above 150,000,000.

Our stockholders may reject such proposals, which could delay or prevent the ability of holders to convert all of their shares of Series C Preferred Stock into shares of common stock.

In the event the Stockholder Approval is not received on or prior to the Meeting Deadline, we must hold an additional meeting of our stockholders every three months thereafter until the Stockholder Approval is obtained.

We may be required to issue additional shares of Series C Preferred Stock and/or Private Placement Warrants to the investors who purchased shares of our Series B Preferred Stock and warrants to purchase shares of our common stock in a private placement in July 2020 as a result of the “most favored nation” provision in the securities purchase agreement entered into in such private placement.

On July 16, 2020, we consummated a private placement offering (the “Series B Offering”) in which we issued an aggregate of 2,912.583005 shares of Series B Preferred Stock, at a price of $7,700.00 per share, initially convertible into an aggregate of 29,125,756 shares of common stock at $0.77 per share, together with warrants (the “Series B Warrants”) to purchase an aggregate of 14,562,826 shares of common stock at an exercise price of $0.85 per share. The Series B Preferred Stock carries a cumulative dividend at a rate of 9.0% per annum, payable at our option either in cash or in kind in additional shares of Series B Preferred Stock.

Under the Certificate of Designations for the Series B Preferred Stock (the “Series B Certificate of Designations”), in the event we effect any issuance of common stock or common stock equivalents for cash consideration, or a combination of units thereof (a “Subsequent Financing”), each holder of the Series B Preferred Stock has the right to exchange the stated value, plus accrued and unpaid dividends, of the Series B Preferred Stock for any securities issued in the Subsequent Financing, in lieu of any cash subscription payments therefor (the “Exchange Right”). As a result, we may be required to issue additional shares of Series C Preferred Stock and Private Placement Warrants to any holders of Series B Preferred Stock who elect to exercise their Exchange Rights.

In connection with any exercise of any Exchange Right, under Nasdaq Listing Rule 5635 and related guidance, prior to obtaining the Stockholder Approval, conversions of any Series C Preferred Stock received upon exercise of an Exchange Right into common stock at the reduced conversion price of $0.75 per share applicable to the Series C Preferred Stock will be counted against the Issuable Maximum, with any conversions of Series C Preferred Stock to be processed in the order in which we receive such conversion request from the holders of Series C Preferred Stock, and not on a pro rata basis, and such Issuable Maximum shall be applied collectively, aggregating together any conversions of Series C Preferred Stock with all shares of common stock issuable in respect of the Related Transactions, except to the extent such conversions do not exceed the amount previously issuable upon conversion of the Series B Preferred Stock at the prior conversion price of $0.77 per share, which was the applicable conversion price at the time of our stockholder approval for the Series B Preferred Stock obtained on September 11, 2020.

The Exchange Rights of existing holders of Series B Preferred Stock may therefore limit your ability to convert shares of Series C Preferred Stock prior to the Stockholder Approval.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, and any documents we incorporate by reference, contain certain forward-looking statements that involve substantial risks and uncertainties. All statements contained in this prospectus and any documents we incorporate by reference, other than statements of historical facts, are forward-looking statements including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected market growth. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

The words “anticipate”, “believe”, “estimate”, “expect”, “intend”, “may”, “plan”, “predict”, “project”, “target”, “potential”, “will”, “would”, “could”, “should”, “continue” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about:

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availability of capital to satisfy our working capital requirements;

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accuracy of our estimates regarding expense, future revenue and capital requirements;

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ability to continue operating as a going concern;

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our plans to develop and commercialize our lead drug candidate, MS1819;

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our ability to initiate and complete our clinical trials and to advance our principal product candidates into additional clinical trials, including pivotal clinical trials, and successfully complete such clinical trials;

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regulatory developments in the U.S. and foreign countries;

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the performance of our third-party contract manufacturer(s), contract research organization(s) and other third-party non-clinical and clinical development collaborators and regulatory service providers;

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our ability to obtain and maintain intellectual property protection for our core assets;

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the size of the potential markets for our product candidates and our ability to serve those markets;

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the rate and degree of market acceptance of our product candidates for any indication once approved;

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the success of competing products and product candidates in development by others that are or become available for the indications that we are pursuing;

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the loss of key scientific, clinical and nonclinical development, and/or management personnel, internally or from one of our third-party collaborators;

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the impact of the coronavirus (COVID-19) epidemic on our operations, and current and planned clinical trials, including, but not limited to delays in clinical trial recruitment and participation; and

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other risks and uncertainties, including those listed in the “Risk Factors” section of this prospectus and the documents incorporated by reference herein.

These forward-looking statements are only predictions and we may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, so you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our business, financial condition and operating results. We have included important factors in the cautionary statements included in this prospectus supplement, as well as certain information incorporated by reference into this prospectus supplement and the accompanying prospectus, that could cause actual future results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

You should read this prospectus supplement and the accompanying prospectus with the understanding that our actual future results may be materially different from what we expect. We do not assume any obligation to update any forward-looking statements whether as a result of new information, future events or otherwise, except as required by applicable law.

USE OF PROCEEDS

The gross proceeds to us in this offering will be approximately $4.0 million. We estimate that the net proceeds to us from this offering, after deducting placement agent fees and paying estimated offering expenses payable by us, will be approximately $3.40 million.

The gross proceeds to us in this offering and the concurrent Private Placement, in the aggregate, will be $8.0 million. We estimate that the net proceeds to us from this offering and the concurrent Private Placement, in the aggregate, after deducting placement agent fees and paying estimated offering expenses payable by us, and excluding the proceeds we may receive from the exercise of the Private Placement Warrants, will be approximately $6.80 million.

We intend to use the net proceeds both from this offering and from the concurrent Private Placement to fund the payment of the cash consideration to First Wave under the License Agreement, and for other general corporate purposes. See “Prospectus Summary-- Recent Developments--License Agreement with First Wave Bio, Inc.” on page S-4 for additional information on the terms of the License Agreement.

DILUTION

If you invest in our securities in this offering, your ownership interest will be immediately diluted to the extent of the difference between the price per share you pay in this offering and the as adjusted net tangible book value per share of our common stock immediately after this offering.

Our historical net tangible book value is the amount of our total tangible assets less our total liabilities. Net historical tangible book value per share is our historical net tangible book value divided by the number of shares of common stock outstanding as of September 30, 2020. Our historical net tangible book value as of September 30, 2020 was $9.0 million, or $0.31 per share of common stock.

As adjusted net book value is our net tangible book value, plus the effect of the sale of the Series C Preferred Stock sold in this offering and in the concurrent Private Placement at $750 per share, initially convertible at the conversion price of $0.75, assuming the conversion in full of the Series C Preferred Stock into an aggregate of 10,666,668 shares of common stock immediately upon issuance without giving effect to the limitations on issuance above the Issuable Maximum and the Beneficial Ownership Limitation, but no exercise of any related Private Placement Warrants, resulting in the effective offering price per share of common stock of $0.75 per share, and after deducting placement agent fees and estimated expenses payable by us. Our as adjusted net book value as of September 30, 2020 would have been approximately $15.8 million, or $0.40 per share. This amount represents an immediate increase in as adjusted net tangible book value of $0.09 per share to our existing stockholders, and an immediate dilution of $0.35 per share to new investors participating in this offering. Dilution per share to new investors is determined by subtracting as adjusted net tangible book value per share after this offering from the effective offering price per share paid by new investors.

The following table illustrates this dilution on a per share basis:

Effective offering price per share		$0.75
Historical net tangible book value per share as of September 30, 2020	$0.31
Increase in net tangible book value per share as of September 30, 2020, attributable to new investor	$0.09
As adjusted net tangible book value per share as of September 30, 2020, after giving effect to this offering and the concurrent Private Placement		$0.40
Dilution of as adjusted net tangible book value per share to new investor		$0.35

The above discussion and table are based on 28,881,984 shares of common stock outstanding on September 30, 2020 and excludes up to:

●	4,312,506 shares of common stock issuable upon exercise of stock options, with a weighted average exercise price of $1.38 per share, under our 2014 Plan;

●	387,000 shares of awarded but unissued restricted stock and restricted stock units under our 2014 Plan;

●	10,000,000 shares of common stock available for future issuance under our 2020 Plan;

●	25,200,168 shares of common stock issuable upon exercise of outstanding warrants, with a weighted average exercise price of $1.22 per share;

●	27,830,424 shares of common stock issuable upon conversion of Series B Preferred Stock, including in respect of accrued and unpaid dividends of approximately $408,043;

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742,150 shares of common stock issuable upon conversion of Series C Preferred Stock that may be issued pursuant to the Exchange Right, in excess of amounts currently underlying the Series B Preferred Stock, the issuance of which is subject to the Stockholder Approval to the extent in excess of the Issuable Maximum;

●	28,572,767 shares of common stock issuable upon exercise of Private Placement Warrants that may be issued pursuant to the Exchange Right, the issuance of which is subject to the Stockholder Approval;

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3,260,869 shares of common stock issuable upon conversion of Series C Preferred Stock to be issued to First Wave pursuant to the License Agreement, the issuance of which is subject to the Stockholder Approval;

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5,333,334 shares of common stock issuable upon conversion of Series C Preferred Stock sold in the concurrent Private Placement, the issuance of which is subject to the Stockholder Approval to the extent in excess of the Issuable Maximum;

●	10,666,668 shares of common stock issuable upon exercise of Private Placement Warrants sold in the Private Placement, the issuance of which is subject to the Stockholder Approval; and

●	746,667 shares of common stock issuable upon exercise of Placement Agent Warrants, the issuance of which is subject to the Stockholder Approval.

To the extent that options or warrants are exercised, new options are issued under our equity incentive plan, or we issue additional shares of common stock in the future, there may be further dilution to investors participating in this offering. In addition, we may choose to raise additional capital because of market conditions or strategic considerations, even if we believe that we have sufficient funds for our current or future operating plans. If we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

DESCRIPTION OF THE SECURITIES WE ARE OFFERING

In this offering, we are offering shares of our Series C Preferred Stock (and Pre-Funded Warrants issuable upon conversion of the Series C Preferred Stock to the extent necessary to comply with the Beneficial Ownership Limitation) to purchase shares of common stock (and the shares of common stock issuable from time to time upon conversion or exercise of the Series C Preferred Stock or Pre-Funded Warrants). No fractional shares of common stock will be issued upon conversion of the Series C Preferred Stock.

Common Stock

The material terms and provisions of our common stock and each other class of our securities that qualifies or limits our common stock are described under the caption “Description of Our Capital Stock” in the accompanying prospectus. Our common stock is listed on the Nasdaq Capital market under the symbol “AZRX.” Our transfer agent is Colonial Stock Transfer.

Series C Preferred Stock

The following is a summary of the material terms and provisions of the Series C Preferred Stock that are being offered. This summary is subject to and qualified in its entirety by the Certificate of Designations, which has been provided to the investor in this offering and which will be filed with the SEC as an exhibit to a Current Report on Form 8-K in connection with this offering.

On December 31, 2020, we designated 75,000 shares as Series C Preferred Stock and issued 5,333.3333 of such shares in this offering and 5,333.3333 of such shares in the Private Placement. This leaves 64,333.3334 shares of authorized but unissued shares of Series C Preferred Stock. We currently have 13,430.387280 shares of preferred stock issued and outstanding. This leaves 9,986,569.612720 shares of preferred stock authorized but unissued.

Under the Certificate of Designations, each share of Series C Preferred Stock will be convertible, subject to the Beneficial Ownership Limitation and the Issuable Maximum, at either the holder’s option or at our option at any time, into common stock at a conversion rate equal to the quotient of (i) the Series C Stated Value of $750 plus all accrued and accumulated and unpaid dividends on such share of Series C Preferred Stock divided by (ii) the initial conversion price of $0.75, subject to specified adjustments for stock splits, cash or stock dividends, reorganizations, reclassifications other similar events as set forth in the Certificate of Designations.

The Series C Preferred Stock is subject to the Beneficial Ownership Limitation, and the Certificate of Designations provides for the issuance of Pre-Funded Warrants to the extent necessary to comply with the Beneficial Ownership Limitation.

Until we have obtained the Stockholder Approval, we may not issue, upon conversion of the Series C Preferred Stock and certain related transactions, a number of shares of common stock which would exceed the Issuable Maximum. The Issuable Maximum shall be applied collectively, when any conversions of Series C Preferred Stock are aggregated together with all shares of Common Stock issuable upon conversion or exchange of any securities issued in certain related transactions to this offering and Private Placement, including (i) any shares of preferred stock issuable to First Wave as consideration for the License Agreement, (ii) any warrants issued to the placement agent and (iii) any securities issuable to holders of the Exchange Right as a result of the offering and Private Placement (the “Related Transactions”). Any conversions of Series C Preferred Stock will be processed in the order in which we receive such conversion request from the holders of Series C Preferred Stock, and not on a pro rata basis.

Each holder of shares of Series C Preferred Stock, subject to the preference and priority to the holders of our Series B Preferred Stock, is entitled to receive dividends, commencing from the date of issuance of the Series C Preferred Stock. Such dividends may be paid only when, as and if declared by the Board, out of assets legally available therefore, quarterly in arrears on the last day of March, June, September and December in each year, commencing on the date of issuance, at the dividend rate of 9.0% per year. Such dividends are cumulative and continue to accrue on a daily basis whether or not declared and whether or not we have assets legally available therefore.

Under the Certificate of Designations, each share of Series C Preferred Stock carries a liquidation preference equal to the Series C Stated Value plus accrued and unpaid dividends thereon and any other fees or liquidated damages then due and owing thereon.

The holders of the Series C Preferred Stock have no voting rights. We may not take the following actions without the prior consent of the holders of at least a majority of the Series C Preferred Stock then outstanding: (a) alter or change adversely the powers, preferences or rights given to the Series C Preferred Stock or alter or amend the Certificate of Designations, (b) authorize or create any class of stock ranking as to dividends, redemption or distribution of assets upon a Liquidation (as defined in the Certificate of Designations) senior to, or otherwise pari passu with, the Series C Preferred Stock, (c) amend our certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders of the Series C Preferred Stock, (d) increase the number of authorized shares of Series C Preferred Stock, or (e) enter into any agreement with respect to any of the foregoing.

Pre-Funded Warrants

The following is a summary of the material terms and provisions of the Pre-Funded Warrants. This summary is subject to and qualified in its entirety by the form of Pre-Funded Warrant, which has been provided to the investors in this offering and which will be filed with the SEC as an exhibit to a Current Report on Form 8-K in connection with this offering.

The Certificate of Designations provides for the issuance of Pre-Funded Warrants if necessary to comply with the Beneficial Ownership Limitation. The Pre-Funded Warrants are exercisable at a price of $0.001 per share and are not subject to expiration. We are prohibited from effecting an exercise of any Pre-Funded Warrants to the extent that such exercise would result in the number of shares of common stock beneficially owned by such holder and its affiliates exceeding 4.99% of the total number of shares of common stock outstanding immediately after giving effect to the exercise, which percentage may be increased or decreased at the holder’s election not to exceed 9.99%.

Listing on the Nasdaq Capital Market

Our common stock is listed on the Nasdaq Capital Market under the symbol “AZRX.” There is no established public trading market for the Series C Preferred Stock or Pre-Funded Warrants, and we do not expect a market to develop. We do not plan on making an application to list the Series C Preferred Stock or the Pre-Funded Warrants on the Nasdaq Capital Market, any securities exchange or any recognized trading system.

PRIVATE PLACEMENT OF SERIES C PREFERRED STOCK AND WARRANTS

Concurrently with this offering, we also selling to the investor 5,333.3333 shares of Series C Preferred Stock at the same offering price as the Series C Preferred Stock offered by this prospectus supplement and the accompanying prospectus and Private Placement Warrants to purchase an aggregate of 10,666,668 shares of our common stock, at an initial exercise price equal to $0.80 per share.

Series C Preferred Stock

See “Description of the Securities We Are Offering – Series C Preferred Stock” for a description of the Series C Preferred Stock. The Series C Preferred Stock issued in the concurrent Private Placement are issued on the same terms and conditions as the Series C Preferred Stock offered by this prospectus supplement and accompanying prospectus.

Private Placement Warrants

The following is a summary of the material terms and provisions of the Private Placement Warrants that are being offered in the concurrent Private Placement. This summary is subject to and qualified in its entirety by the form of Private Placement Warrant, which has been provided to the investors in the concurrent Private Placement and which will be filed with the SEC as an exhibit to a Current Report on Form 8-K in connection with the concurrent Private Placement.

Duration and Exercise Price

The Private Placement Warrants will have an exercise price of $0.80 per share. Until the Stockholder Approval is obtained, the Company may not issue any shares of Common Stock upon exercise of the Private Placement Warrants. The Private Placement Warrants will have a term of five and one-half years. The exercise price and number of shares of common stock issuable upon exercise are subject to appropriate adjustment in the event of share dividends, share splits, reorganizations or similar events affecting our shares of common stock. Private Placement Warrants will be issued in certificated form only.

Exercisability

The Private Placement Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of such holder’s Private Placement Warrants to the extent that the holder would own more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding shares of common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding shares of common stock after exercising the holder’s Private Placement Warrants up to 9.99% of the number of shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Private Placement Warrants.

Cashless Exercise

If at the time of exercise of the Private Placement Warrant there is no effective registration statement registering, or the prospectus contained therein is not available for the resale of the shares of common stock issuable upon exercise of the Private Placement Warrant, then the Private Placement Warrants will also be exercisable on a “cashless exercise” basis under which the holder will receive upon such exercise a net number of common shares determined according to a formula set forth in the Private Placement Warrants.

Fundamental Transactions

In the event of any fundamental transaction, as described in the  Private Placement Warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our shares of common stock, then upon any subsequent exercise of a Private Placement Warrant, the holder will have the right to receive as alternative consideration, for each share of common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of common stock of the successor or acquiring corporation or of our company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of common stock for which the Private Placement Warrant is exercisable immediately prior to such event. In addition, in the event of a fundamental transaction which is approved by our board of directors, the holder has the right to require us or a successor entity to redeem the Private Placement Warrant for cash in the amount of the Black-Scholes value of the unexercised portion of the Private Placement Warrant on the date of the consummation of the fundamental transaction. In the event of a fundamental transaction which is not approved by our Board, the holders of the Private Placement Warrants have the right to require us or a successor entity to redeem the Private Placement Warrant for the consideration paid in the fundamental transaction in the amount of the Black Scholes value of the unexercised portion of the Private Placement Warrant on the date of the consummation of the fundamental transaction.

Transferability

In accordance with its terms and subject to applicable laws, a Private Placement Warrant may be transferred at the option of the holder upon surrender of the Private Placement Warrant to us together with the appropriate instruments of transfer and payment of funds sufficient to pay any transfer taxes (if applicable).

Fractional Shares

No fractional shares of common stock will be issued upon the exercise of the Private Placement Warrants. Rather, the number of shares of common stock to be issued will, at our election, either be rounded up to the nearest whole number or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Trading Market

There is no established trading market for the Private Placement Warrants, and we do not expect a market to develop. We do not intend to apply for a listing for the Private Placement Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Private Placement Warrants will be limited.

Rights as a Shareholder

Except as otherwise provided in the Private Placement Warrants or by virtue of the holders’ ownership of shares of common stock, the holders of Private Placement Warrants do not have the rights or privileges of holders of our shares of common stock, including any voting rights, until such Private Placement Warrant holders exercise their warrants.

Amendment and Waiver.

A Private Placement Warrant may be modified or amended or the provisions thereof waived with the written consent of our company and the holder of the Private Placement Warrant.

Registration Rights.

Within 30 calendar days of the date of the closing of this offering, we are required to file a registration statement to register the shares of common stock issuable upon: (i) the conversion of the Series C Preferred Stock sold in the Private Placement, (ii) the exercise of the Private Placement Warrants and (iii) the exercise of any Pre-Funded Warrants issued upon the conversion of the Series C Preferred Stock sold in the Private Placement (the “Registrable Securities”); and to cause such and to cause such registration statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event no later than 120 days following the closing date of this offering, and shall use its best efforts to keep such registration statement continuously effective under the Securities Act until the date that all Registrable Securities covered by such registration statement have been sold or are otherwise able to be sold pursuant to Rule 144.

The securities offered in the Private Placement will be issued and sold without registration under the Securities Act, or state securities laws, in reliance on the exemptions provided by Section 4(a)(2) of the Act and/or Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws. Accordingly, the investors may convert such Shares of Series C Preferred Stock in shares of common stock, or exercise such Pre-Funded Warrants or Private Placement Warrants and sell the underlying shares only pursuant to an effective registration statement under the Securities Act covering the resale of those shares, an exemption under Rule 144 under the Securities Act, or another applicable exemption under the Securities Act.

Stockholder Approval

We do not have a sufficient number of authorized shares of common stock to cover all of the shares of common stock issuable upon the exercise in full of all of the Private Placement Warrants issued in the concurrent Private Placement and potentially issuable to holders of Series B Preferred Stock in connection with their exercise of the Exchange Rights.

In addition, pursuant to Nasdaq Listing Rule 5635, stockholder approval is required for the issuance of any shares of common stock in excess of the Issuable Maximum, or 6,186,966 shares of common stock in the aggregate, to be applied collectively, with conversions processed in the order in which we receive them, aggregating shares of common stock issuable upon conversion of Series C Preferred Stock together with all shares of common stock issuable upon conversion or exchange of any securities issued in certain related transactions to this offering and Private Placement, including (i) any shares of Series C Preferred Stock issuable to First Wave as consideration for the License Agreement, (ii) any Placement Agent Warrants and (iii) any securities issuable to holders of the Exchange Right as a result of the offering and Private Placement, referred to herein as the “Related Transactions.”

Accordingly, we are required pursuant to the purchase agreement relating to this offering and the concurrent Private Placement to hold a meeting of our stockholders not later March 31, 2021 to seek the Stockholder Approval for (i) the issuance, upon conversion of the Series C Preferred Stock, of the number of shares of common stock which would exceed the Issuable Maximum, and (ii) an increase in the number of authorized shares of common stock above 150,000,000. In the event the Stockholder Approval is not received on or prior to the Meeting Deadline, we must hold an additional meeting of our stockholders every three months thereafter until the Stockholder Approval is obtained.

Until we receive the Stockholder Approval, the Private Placement Warrants will not be exercisable.

SERIES B EXCHANGE RIGHT

Under the Series B Certificate of Designations, each holder of the Series B Preferred Stock has the right to exchange the stated value, plus accrued and unpaid dividends, of the Series B Preferred Stock for shares of Series C Preferred Stock and Private Placement Warrants on a dollar-for-dollar basis with investors in this offering, in lieu of any cash subscription payments therefor, referred to herein as the Exchange Right.

In connection with any exercise of any Exchange Right, under Nasdaq Listing Rule 5635 and related guidance, prior to obtaining the Stockholder Approval, conversions into common stock at the reduced conversion price of $0.75 per share applicable to the Series C Preferred Stock will not be permissible in excess of the 6,186,966 share Issuable Maximum, except to the extent such conversions do not exceed the amount previously issuable upon conversion of the Series B Preferred Stock at the prior conversion price of $0.77 per share, which was the applicable conversion price at the time of our stockholder approval for the Series B Preferred Stock obtained on September 11, 2020. Any such conversions of Series C Preferred Stock will be processed in the order in which we receive such conversion request from the holders of Series C Preferred Stock, and not on a pro rata basis, and the Issuable Maximum shall be applied collectively when any conversions of Series C Preferred Stock are aggregated together with all shares of common stock issuable in respect of the Related Transactions.

Any Series C Preferred Stock and Private Placement Warrants issued pursuant to the Exchange Right, and of the shares of common stock issuable upon the conversion or exercise thereof (or any Pre-Funded Warrants, as applicable), are not anticipated to be registered under the Securities Act and are anticipated to be made pursuant to the exemptions provided by Section 3(a)(9) under the Securities Act, or another applicable exemption therefrom. Accordingly, any such securities are not anticipated to be freely transferable without restriction, pursuant to the exemption provided by Rule 144 under the Securities Act, except following the expiration of an applicable holding period, as determined in accordance with Rule 144(d), which for our non-affiliates is generally six months from the date of the original investment.

PLAN OF DISTRIBUTION

Pursuant to a letter agreement dated as of October 13, 2020, we have retained H.C. Wainwright & Co., LLC (“Wainwright”), to act as our exclusive placement agent in connection with this offering. Under the terms of the engagement letter, Wainwright is not purchasing or selling any of the securities offered by us in this offering, and is not required to arrange for the sale of any specific number or dollar amount of securities, other than to use its reasonable best efforts to arrange for the sale of such securities by us, . The terms of this offering were subject to market conditions and negotiations between us, Wainwright and the prospective investor.

We are entering into a securities purchase agreement, dated December 31, 2020, directly with a single institutional investor in connection with this offering of the Series C Preferred Stock pursuant to this prospectus supplement and accompanying prospectus, and we will only sell to the investor who has entered into securities purchase agreement with us.

Wainwright will have no authority to bind us by virtue of the engagement letter. Further, Wainwright does not guarantee that it will be able to raise new capital in any prospective offering.

Delivery of the securities offered hereby is expected to occur on or about January 5, 2021, subject to satisfaction or waiver of customary closing conditions.

We have agreed to pay Wainwright a cash fee equal to 8.0% and a management fee equal to 1.0% of the gross proceeds received from the investor who purchased securities in the offering and will issue to Wainwright or its designees Placement Agent Warrants to purchase up to 746,667 shares of common stock on substantially the same terms as the Private Placement Warrants except with an exercise price of $0.9375 and the expiration date of December 31, 2025. Until the Stockholder Approval is obtained, the Company may not issue any shares of Common Stock upon exercise of the Placement Agent Warrants. We have also agreed to reimburse Wainwright $35,000 for non-accountable expenses, up to $125,000 for legal fees and expenses and other out-of-pocket expenses and $12,900 for clearing fees. We estimate the total offering expenses of this offering that will be payable by us, excluding the placement agent’s fees and expenses, will be approximately $303,000.

We have agreed to indemnify Wainwright and specified other persons against certain liabilities, including liabilities arising under the Securities Act, relating to or arising out of Wainwright’s activities under the engagement letter and to contribute to payments that Wainwright may be required to make in respect of such liabilities.

We have also granted Wainwright a right of first refusal for a period of nine months following the closing of this offering to act as sole book-running manager, sole underwriter, sole placement agent or sole agent for each and every future public or private offering or any other capital raising financing of equity or equity-linked securities by us or any of our subsidiaries.

 Pursuant to the securities purchase agreement with the single institutional investor in connection with this offering, we have agreed (i) not to issue, enter into an agreement to issue or announce the issuance or proposed issuance of our common stock or common stock equivalents, or (ii) file any registration statement or any amendment or supplement thereto, subject to certain exceptions, for a period ending at the later of (a) 30 days after the resale registration statement has been declared effective by the SEC or (b) the day of the Stockholder Approval.

We have also agreed, subject to certain exceptions, until the one-year anniversary of the signing of the securities purchase agreement in connection with this offering , not to (i) issue or sell any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional common stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the common stock at any time after the initial issuance of such debt or equity securities or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the common stock or (ii) enter into, or effect a transaction under, any agreement, including, but not limited to, an equity line of credit, whereby the Company may issue securities at a future determined price.

Wainwright may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, Wainwright would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of common shares by Wainwright acting as principal. Under these rules and regulations, Wainwright:

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may not engage in any stabilization activity in connection with our securities; and

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may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

The securities purchase agreement is included as an exhibit to a Current Report on Form 8-K that we have filed with the SEC and that is incorporated by reference into the registration statement of which this prospectus supplement forms a part.

Pursuant to a separate advisory engagement letter with Wainwright, also dated as of October 13, 2020, as amended, we have previously paid Wainwright a $150,000 cash retainer fee for services related to exploring certain potential acquisition transactions with First Wave, and the Company became obligated to pay an additional $150,000 fee upon entry into the License Agreement, in each case as advisory fees.

From time to time, Wainwright may provide in the future various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions. However, except as disclosed in this prospectus supplement, we have no present arrangements with Wainwright for any further services.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Lowenstein Sandler LLP, New York, New York. Haynes and Boone, LLP, New York, New York has acted as counsel for the placement agent in connection with certain legal matters relating to this offering.

EXPERTS

The audited financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been incorporated by reference in reliance upon the report of Mazars USA LLP, independent registered public accounting firm, upon the authority of said firm as experts in accounting and auditing. The 2019 and 2018 audited annual consolidated financial statements of AzurRx BioPharma, Inc., as of and for the years ended December 31, 2019 and 2018, have been audited by Mazars USA LLP, independent registered public accounting firm. The audit report dated March 30, 2020 for the 2019 audited annual consolidated financial statements includes an explanatory paragraph which states that certain circumstances raise substantial doubt about our ability to continue as a going concern.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and in accordance therewith we file annual, quarterly, and other reports, proxy statements and other information with the SEC under the Exchange Act. Such reports, proxy statements and other information, including the Registration Statement, and exhibits and schedules thereto, are available to the public through the SEC’s website at www.sec.gov.

We make available free of charge on or through our website our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, as soon as reasonably practicable after we electronically file such material with or otherwise furnish it to the SEC.

We have filed with the SEC a registration statement under the Securities Act, relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement, at prescribed rates, from the SEC at the address listed above, or for free at www.sec.gov. The registration statement and the documents referred to below under “Incorporation of Certain Information by Reference” are also available on our website, www.azurrx.com/investors/regulatory-filings.

We have not incorporated by reference into this prospectus supplement the information on our website, and you should not consider it to be a part of this prospectus supplement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The following documents filed with the SEC are incorporated by reference into this prospectus:

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our Annual Report on Form 10-K for the year ended December 31, 2019, filed on March 30, 2020, as amended on April 29, 2020;

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our Quarterly Report on Form 10-Q for the periods ended March 31, 2020, June 30, 2020 and September 30, 2020 filed on May 15, 2020, August 14, 2020 and November 16, 2020, respectively;

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our Current Report on Form 8-K, filed on January 6, 2020, January 13, 2020, January 14, 2020, January 22, 2020, March 2, 2020, March 27, 2020, April 14, 2020, April 21, 2020, May 1, 2020, June 1, 2020, June 12, 2020, July 15, 2020, July 20, 2020, July 27, 2020, August 5, 2020, August 21, 2020, September 14, 2020. November 17, 2020, December 7, 2020 and January 4, 2021;

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our definitive proxy statement on Schedule 14A, filed on August 11, 2020; and

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the description of our common stock which is registered under Section 12 of the Exchange Act, in our registration statement on Form 8-A, filed on August 8, 2016, including any amendment or reports filed for the purposes of updating this description.

We also incorporate by reference all documents we file pursuant to Section 13(a), 13(c), 14 or 15 of the Exchange Act (other than any portions of filings that are furnished rather than filed pursuant to Items 2.02 and 7.01 of a Current Report on Form 8-K) after the date of this prospectus and prior to the termination of the offering, which are an important part of this prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

BASE PROSPECTUS

$50,000,000

COMMON STOCK
PREFERRED STOCK
WARRANTS
UNITS

From time to time, we may offer and sell, in one or more offerings, up to $50,000,000 of any combination of the securities described in this prospectus. We may also offer securities as may be issuable upon conversion, repurchase, exchange or exercise of any securities registered hereunder, including any applicable anti-dilution provisions.

This prospectus provides a general description of the securities we may offer from time to time. Each time we offer securities, we will provide specific terms of the securities offered in a supplement to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with an offering. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before you invest in any of the securities being offered.

Our common stock is listed on the Nasdaq Capital Market under the ticker symbol “AZRX.” On June 4, 2019, the last reported sale price per share of our common stock was $2.20 per share.

We may offer and sell our securities to or through one or more agents, underwriters, dealers or other third parties or directly to one or more purchasers on a continuous or delayed basis. If agents, underwriters or dealers are used to sell our securities, we will name them and describe their compensation in a prospectus supplement. The price to the public of our securities and the net proceeds we expect to receive from the sale of such securities will also be set forth in a prospectus supplement. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus.

As of June 4, 2019, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $53.4 million, which was calculated in accordance with General Instruction I.B.6 of Form S-3, based on 18,469,076 shares of outstanding common stock held by non-affiliates, at a price per share of $2.89, the closing sale price of our common stock reported on the Nasdaq Capital Market on May 8, 2019.

Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell the securities described in this prospectus in a public primary offering with a value exceeding more than one-third (1/3) of the aggregate market value of our common stock held bynon-affiliates in any twelve (12)-month period, so long as the aggregate market value of our outstanding common stock held by non-affiliates remains below $75.0 million. During the twelve (12) calendar months prior to and including the date of this prospectus, we have offered and sold $5,642,043 of securities pursuant to General Instruction I.B.6 of Form S-3. As a result, we are currently eligible to offer and sell up to an aggregate of approximately $12.17 million of our securities pursuant to General Instruction I.B.6. of Form S-3.

Our business and investing in our securities involves significant risks. You should review carefully the risks and uncertainties referenced under the heading “Risk Factors” on page 4 of this prospectus, as well as those contained in the applicable prospectus supplement and any related free writing prospectus, and in the other documents that are incorporated by reference into this prospectus or the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 4, 2019

AZURRX   BIOPHARMA, INC.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement filed with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. Under this shelf registration process, we may sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities which may be offered. Each time we offer securities for sale, we will provide a prospectus supplement that contains information about the specific terms of that offering. Any prospectus supplement may also add or update information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described below under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

You should rely only on the information contained or incorporated by reference in this prospectus, and in any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making offers to sell or solicitations to buy the securities described in this prospectus in any jurisdiction in which an offer or solicitation is not authorized, or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should not assume that the information in this prospectus or any prospectus supplement, as well as the information we file or previously filed with the SEC that we incorporate by reference in this prospectus or any prospectus supplement, is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

 COMPANY OVERVIEW

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all the information you should consider before buying our securities. You should read the following summary together with the more detailed information appearing in this prospectus, including the section titled “Risk Factors” on page 4, before deciding whether to purchase our securities.

In this prospectus, unless otherwise stated or the context otherwise requires, references to “AzurRx,” “Company,” “we,” “us,” “our,” or similar references mean AzurRx BioPharma, Inc. and its subsidiaries on a consolidated basis. References to “AzurRx BioPharma” refer to AzurRx BioPharma, Inc. on an unconsolidated basis. References to “AzurRx SAS” refer to AzurRx SAS, AzurRx BioPharma’s wholly-owned subsidiary through which we conduct our European operations.

Overview

We are engaged in the research and development of non-systemic biologics for the treatment of patients with gastrointestinal disorders. Non-systemic biologics are non-absorbable drugs that act locally, i.e. the intestinal lumen, skin or mucosa, without reaching an individual’s systemic circulation. The Company’s current product pipeline consists of two therapeutic proteins under development:

MS1819-SD

MS1819-SD is a yeast derived recombinant lipase for exocrine pancreatic insufficiency (“EPI”) associated with chronic pancreatitis (“CP”) and cystic fibrosis (“CF”). A lipase is an enzyme that breaks up fat molecules. MS1819-SD is considered recombinant because it was created from new combinations of genetic material in yeast called Yarrowia lipolytica. In June 2018, the Company completed an open-label, dose escalation Phase IIa trial of MS1819-SD in France, Australia, and New Zealand to investigate both the safety of escalating doses of MS1819-SD, and the efficacy of MS1819-SD through the analysis of each patient’s coefficient of fat absorption (“CFA”) and its change from baseline. A total of 11 CP patients with EPI were enrolled in the study and final data showed a strong safety and efficacy profile. Although the study was not powered for efficacy, in a pre-planned analysis, the highest dose cohort of MS1819-SD showed statistically significant and clinically meaningful increases in CFA compared to baseline with a mean increase of 21.8% and a p value of p=0.002 on a per protocol basis. Additionally, maximal absolute CFA response to treatment was up to 57%, with an inverse relationship to baseline CFA. In October 2018, the U.S. Food and Drug Administration (“FDA”) cleared the Company’s Investigational New Drug (“IND”) application for MS1819-SD in patients with EPI due to CF. In connection with the FDA’s clearance of the IND, in the fourth quarter of 2018 the Company initiated the multi-center Phase II OPTION study in the United States and Europe (the “OPTION Study”), which the Company expects will include approximately 30 patients. The Company dosed the first patients in the OPTION Study in February 2019 and reached 50% of its enrollment target for the OPTION Study in April 2019. The Company expects to conclude and announce topline results from the OPTION Study in the summer of 2019.

b-Lactamase Program

The Company’s b-lactamase program focuses on products with an enzymatic combination of bacterial origin for the prevention of hospital-acquired infections and antibiotic-associated diarrhea (“AAD”) by resistant bacterial strains induced by parenteral administration of several antibiotic classes. Currently, the Company has two compounds in pre-clinical development in this program, AZX1101 and AZX1103. Both AZX1101 and AZX1103 are composed of several distinct enzymes that break up individual classes of antibiotic molecules. AZX1103 is a b-lactamase enzyme combination that has shown positive pre-clinical activity, with degradation of amoxicillin in the presence of clavulanic acid in the upper gastrointestinal tract in the Gottingen minipig model. Currently, the Company is focused on advancing pre-clinical development of AZX1103. The Company is also currently assessing its plans for the continuation of the development of AZX1101.

Risk Factors

Our business is subject to substantial risk. Please carefully consider the section titled “Risk Factors” on page 4 of this prospectus for a discussion of the factors you should carefully consider before deciding to purchase securities that may be offered by this prospectus.

Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. You should be able to bear a complete loss of your investment.

Corporate Information

We were incorporated on January 30, 2014 in the State of Delaware. In June 2014, we acquired 100% of the issued and outstanding capital stock of AzurRx SAS (formerly ProteaBio Europe SAS), a company incorporated in October 2008 under the laws of France. Our principal executive offices are located at 760 Parkside Avenue, Downstate Biotechnology Incubator, Suite 304, Brooklyn, NY 11226. Our telephone number is (646) 699-7855. We maintain a website at www.azurrx.com. The information contained on our website is not, and should not be interpreted to be, a part of this prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to purchase any of our securities, you should carefully consider the risks and uncertainties described under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, any subsequent Quarterly Report on Form 10-Q and our other filings with the SEC, all of which are incorporated by reference herein. If any of these risks actually occur, our business, financial condition and results of operations could be materially and adversely affected and we may not be able to achieve our goals, the value of our securities could decline and you could lose some or all of your investment. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. If any of these risks occur, the trading price of our common stock could decline materially and you could lose all or part of your investment.

CAUTIONARY NOTES REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, contained in this prospectus and the documents incorporated by reference herein, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected market growth, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about:

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the availability of capital to satisfy our working capital requirements;

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the accuracy of our estimates regarding expenses, future revenues and capital requirements;

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our ability to continue operating as a going concern;

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our plans to develop and commercialize our principal product candidates, consisting of MS1819-SD, AZX1103 and AZX1101;

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our ability to initiate and complete our clinical trials and to advance our principal product candidates into additional clinical trials, including pivotal clinical trials, and successfully complete such clinical trials;

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regulatory developments in the U.S. and foreign countries;

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the performance of our third-party contract manufacturer(s), contract research organization(s) and other third-party non-clinical and clinical development collaborators and regulatory service providers;

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our ability to obtain and maintain intellectual property protection for our core assets;

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the size of the potential markets for our product candidates and our ability to serve those markets;

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the rate and degree of market acceptance of our product candidates for any indication once approved;

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the success of competing products and product candidates in development by others that are or become available for the indications that we are pursuing;

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the loss of key scientific, clinical and nonclinical development, and/or management personnel, internally or from one of our third-party collaborators; and

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other risks and uncertainties, including those listed in the “ Risk Factors ” section of this prospectus and the documents incorporated by reference herein.

These forward-looking statements are only predictions and we may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, so you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our business, financial condition and operating results. We have included important factors in the cautionary statements included in this prospectus, particularly in the “Risk Factors” section in this prospectus and the documents incorporated by reference herein, that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

You should read this prospectus, the documents incorporated by reference herein and the documents that we have filed as exhibits to the registration statement of which this prospectus is a part completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in this prospectus and the documents incorporated by reference herein by these cautionary statements. Except as required by law, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

Unless otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities under this prospectus primarily for research and development expenses associated with continuing clinical development and testing of MS1819-SD, advancing our preclinical programs for AZX1103 and for other working capital and capital expenditures.

Pending other uses, we intend to invest our proceeds from the offering in short-term investments or hold them as cash. We cannot predict whether the proceeds invested will yield a favorable return. Our management will have broad discretion in the use of the net proceeds from this offering, and investors will be relying on the judgment of our management regarding the application of the net proceeds

DESCRIPTION OF OUR CAPITAL STOCK

General

Our amended and restated certificate of incorporation (our “Charter”) authorizes the issuance of up to 100,000,000 shares of common stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share.

Transfer Agent

The transfer agent and registrar for our common stock is Colonial Stock Transfer, 66 Exchange Place, 1st Floor, Salt Lake City, Utah 84111, Tel: (801) 355-5740.

Common Stock

This section describes the general terms of our common stock that we may offer from time to time. For more detailed information, a holder of our common stock should refer to our Charter and our amended and restated Bylaws, copies of which are filed with the SEC as exhibits to our Annual Report on Form 10-K for the year ended December 31, 2018, which is incorporated by reference into the registration statement of which this prospectus forms a part.

As of June 4, 2019, there were 21,060,055 shares of our common stock issued and outstanding, which were held by approximately 110 stockholders of record, approximately 3,188,378 shares of common stock subject to outstanding warrants, 994,000 shares of common stock subject to outstanding stock options under our Amended and Restated 2014 Omnibus Equity Incentive Plan and 816,438 issuable upon conversion of outstanding senior convertible notes. Each holder of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of the stockholders, including the election of directors. Our Charter and Bylaws do not provide for cumulative voting rights.

Holders of our common stock have no preemptive, conversion or subscription rights, and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future.

Preferred Stock

This section describes the general terms and provisions of our outstanding shares of preferred stock, as well as preferred stock that we may offer from time to time. The applicable prospectus supplement will describe the specific terms of the shares of preferred stock offered through that prospectus supplement, which may differ from the terms we describe below. We will file a copy of the certificate of designation that contains the terms of each new series of preferred stock with the SEC each time we issue a new series of preferred stock, and these certificates of designation will be incorporated by reference into the registration statement of which this prospectus is a part. Each certificate of designation will establish the number of shares included in a designated series and fix the designation, powers, privileges, preferences and rights of the shares of each series as well as any applicable qualifications, limitations or restrictions. A holder of our preferred stock should refer to the applicable certificate of designation, our Charter and the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) for more specific information.

Our Board of Directors has the authority, without action by our stockholders to designate and issue up to 10,000,000 shares of preferred stock in one or more series and to designate the rights, preferences and privileges of each series, which may be greater than the rights of our common stock. Currently, there are no shares of our preferred stock that are issued or outstanding.

It is not possible to state the actual effect of any future issuance of shares of our preferred stock upon the rights of holders of our common stock until our Board of Directors determines the specific rights of the holders of our preferred stock. However, the effects might include, among other things:

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restricting dividends on our common stock;

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diluting the voting power of our common stock;

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impairing the liquidation rights of our common stock; or

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delaying or preventing a change in control of our Company without further action by our stockholders.

A prospectus supplement will describe the terms of any series of preferred stock being offered, including:

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the designation of the shares and the number of shares that constitute the series;

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the dividend rate (or the method of calculation thereof), if any, on the shares of the series and the priority as to payment of dividends with respect to other classes or series of our capital stock and the payment date of dividends;

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the dividend periods (or the method of calculation thereof);

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the date from which dividends on the preferred stock shall accumulate, if applicable;

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the voting rights of the shares;

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the liquidation preference and the priority as to payment of the liquidation preference with respect to other classes or series of our capital stock and any other rights of the shares of the series upon our liquidation or winding-up;

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whether the preferred stock will rank senior or junior to or on a parity with any other class or series of preferred stock;

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whether or not and on what terms the shares of the series will be subject to redemption or repurchase at our option;

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whether and on what terms the shares of the series will be convertible into or exchangeable for other securities;

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the provision of a sinking fund, if any, for the preferred stock;

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whether the shares of the series of preferred stock will be listed on a securities exchange;

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whether interests in the preferred stock will be represented by depositary shares;

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the transfer agent for the series of preferred stock;

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any special United States federal income tax considerations applicable to the series; and

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any other preferences and rights and any qualifications, limitations or restrictions of the preferences and rights of the series.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we include in any applicable prospectus supplements or free writing prospectus, summarizes the material terms and provisions of the warrants that we may offer under this prospectus. Warrants may be offered independently or together with common stock or preferred stock offered by any prospectus supplement or free writing prospectus, and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future warrants we may offer under this prospectus, we will describe the particular terms of any warrants that we may offer in more detail in the applicable prospectus supplement or free writing prospectus. The terms of any warrants we offer under a prospectus supplement or free writing prospectus may differ from the terms we describe below.

In the event that we issue warrants, we will issue the warrants under a warrant agreement, which we will enter into with a warrant agent to be selected by us. Forms of these warrant agreements and forms of the warrant certificates representing the warrants, and the complete warrant agreements and forms of warrant certificates containing the terms of the warrants being offered, will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC. We use the term “warrant agreement” to refer to any of these warrant agreements. We use the term “warrant agent” to refer to the warrant agent under any of these warrant agreements. The warrant agent will act solely as an agent of ours in connection with the warrants and will not act as an agent for the holders or beneficial owners of the warrants.

The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement applicable to a particular series of warrants. We urge you to read the applicable prospectus supplements or free writing prospectus related to the warrants that we sell under this prospectus, as well as the complete warrant agreements that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement or free writing prospectus the terms relating to a series of warrants. If warrants for the purchase of common stock or preferred stock are offered, the prospectus supplement or free writing prospectus will describe the following terms, to the extent applicable:

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the offering price and the aggregate number of warrants offered;

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the total number of shares that can be purchased if a holder of the warrants exercises them and, in the case of warrants for preferred stock, the designation, total number and terms of the series of preferred stock that can be purchased upon exercise;

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the designation and terms of any series of preferred stock with which the warrants are being offered and the number of warrants being offered with each share of common stock or preferred stock;

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the date on and after which the holder of the warrants can transfer them separately from the related common stock;

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the number of shares of common stock or preferred stock that can be purchased if a holder exercises the warrant and the price at which such common stock or preferred stock may be purchased upon exercise, including, if applicable, any provisions for changes to or adjustments in the exercise price and in the securities or other property receivable upon exercise;

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the terms of any rights to redeem or call, or accelerate the expiration of, the warrants;

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the date on which the right to exercise the warrants begins and the date on which that right expires;

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federal income tax consequences of holding or exercising the warrants; and

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any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

Exercise of Warrants

Each holder of a warrant is entitled to purchase the number of shares of common stock or preferred stock, as the case may be, at the exercise price described in the applicable prospectus supplement or free writing prospectus. After the close of business on the day when the right to exercise terminates (or a later date if we extend the time for exercise), unexercised warrants will become void.

A holder of warrants may exercise them by following the general procedure outlined below:

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delivering to the warrant agent the payment required by the applicable prospectus supplement or free writing prospectus to purchase the underlying security;

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properly completing and signing the reverse side of the warrant certificate representing the warrants; and

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delivering the warrant certificate representing the warrants to the warrant agent within five business days of the warrant agent receiving payment of the exercise price.

If you comply with the procedures described above, your warrants will be considered to have been exercised when the warrant agent receives payment of the exercise price, subject to the transfer books for the securities issuable upon exercise of the warrant not being closed on such date. After you have completed those procedures and subject to the foregoing, we will, as soon as practicable, issue and deliver to you the common stock or preferred stock that you purchased upon exercise. If you exercise fewer than all of the warrants represented by a warrant certificate, a new warrant certificate will be issued to you for the unexercised amount of warrants. Holders of warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying securities in connection with the exercise of the warrants.

Amendments and Supplements to the Warrant Agreements

We may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants to cure ambiguities in the warrant agreement, to cure or correct a defective provision in the warrant agreement, or to provide for other matters under the warrant agreement that we and the warrant agent deem necessary or desirable, so long as, in each case, such amendments or supplements do not materially adversely affect the interests of the holders of the warrants.

Warrant Adjustments

Unless the applicable prospectus supplement or free writing prospectus states otherwise, the exercise price of, and the number of securities covered by, a common stock or a preferred stock warrant will be adjusted proportionately if we subdivide or combine our common stock or preferred stock, as applicable. In addition, unless the prospectus supplement or free writing prospectus states otherwise, if we, without receiving payment:

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issue capital stock or other securities convertible into or exchangeable for common stock or preferred stock, or any rights to subscribe for, purchase or otherwise acquire any of the foregoing, as a dividend or distribution to holders of our common stock or preferred stock;

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pay any cash to holders of our common stock or preferred stock other than a cash dividend paid out of our current or retained earnings or other than in accordance with the terms of the preferred stock;

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issue any evidence of our indebtedness or rights to subscribe for or purchase our indebtedness to holders of our common stock or preferred stock; or

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issue common stock or preferred stock or additional stock or other securities or property to holders of our common stock or preferred stock by way of spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement, then the holders of common stock or preferred stock warrants will be entitled to receive upon exercise of the warrants, in addition to the securities otherwise receivable upon exercise of the warrants and without paying any additional consideration, the amount of stock and other securities and property such holders would have been entitled to receive had they held the common stock or preferred stock, as applicable, issuable under the warrants on the dates on which holders of those securities received or became entitled to receive such additional stock and other securities and property.

Except as stated above or as otherwise set forth in the applicable prospectus supplement or free writing prospectus, the exercise price and number of securities covered by a common stock or preferred stock warrant, and the amounts of other securities or property to be received, if any, upon exercise of such warrant, will not be adjusted or provided for if we issue those securities or any securities convertible into or exchangeable for those securities, or securities carrying the right to purchase those securities or securities convertible into or exchangeable for those securities.

Holders of common stock and preferred stock warrants may have additional rights under the following circumstances:

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certain reclassifications, capital reorganizations or changes of the common stock or preferred stock, as applicable;

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certain share exchanges, mergers, or similar transactions involving us and which result in changes of the common stock or preferred stock, as applicable; or

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certain sales or dispositions to another entity of all or substantially all of our property and assets.

If one of the above transactions occurs and holders of our common stock or preferred stock are entitled to receive stock, securities or other property with respect to or in exchange for their securities, the holders of the common stock warrants and preferred stock warrants then outstanding, as applicable, will be entitled to receive, upon exercise of their warrants, the kind and amount of shares of stock and other securities or property that they would have received upon the applicable transaction if they had exercised their warrants immediately before the transaction.

DESCRIPTION OF UNITS

This section outlines some of the provisions of the units and the unit agreements. This information may not be complete in all respects and is qualified entirely by reference to the unit agreement with respect to the units of any particular series. The specific terms of any series of units will be described in the applicable prospectus supplement or free writing prospectus. If so described in a particular prospectus supplement or free writing prospectus, the specific terms of any series of units may differ from the general description of terms presented below.

As specified in the applicable prospectus supplement, we may issue units consisting of one or more shares of common stock, shares of our preferred stock, warrants or any combination of such securities.

The applicable prospectus supplement will specify the following terms of any units in respect of which this prospectus is being delivered:

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the terms of the units and of any of the shares of common stock, shares of preferred stock, or warrants comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

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a description of the terms of any unit agreement governing the units;

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if appropriate, a discussion of material U.S. federal income tax considerations; and

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a description of the provisions for the payment, settlement, transfer or exchange of the units.

DESCRIPTION OF CERTAIN PROVISIONS OF DELAWARE LAW AND
OUR CERTIFICATE OF INCORPORATION AND BYLAWS

Certain provisions of Delaware law, our Charter and Bylaws discussed below may have the effect of making more difficult or discouraging a tender offer, proxy contest or other takeover attempt. These provisions are expected to encourage persons seeking to acquire control of our company to first negotiate with our Board of Directors. We believe that the benefits of increasing our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure our company outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Delaware Anti-Takeover Law.

We are subject to Section 203 of the Delaware General Corporation Law. Section 203 generally prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

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prior to the date of the transaction, the Board of Directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

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upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding specified shares; or

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at or subsequent to the date of the transaction, the business combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a “business combination” to include:

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any merger or consolidation involving the corporation and the interested stockholder;

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any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 10% or more of the assets of the corporation to or with the interested stockholder;

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subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

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subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

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the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as any person that is:

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the owner of 15% or more of the outstanding voting stock of the corporation;

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an affiliate or associate of the corporation who was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the relevant date; or

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the affiliates and associates of the above.

Under specific circumstances, Section 203 makes it more difficult for an “interested stockholder” to effect various business combinations with a corporation for a three-year period, although the stockholders may, by adopting an amendment to the corporation’s certificate of incorporation or bylaws, elect not to be governed by this section, effective 12 months after adoption.

Our Charter and Bylaws do not exclude us from the restrictions of Section 203. We anticipate that the provisions of Section 203 might encourage companies interested in acquiring us to negotiate in advance with our Board of Directors since the stockholder approval requirement would be avoided if a majority of the directors then in office approve either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder.

Charter and Bylaws.

Provisions of our Charter and Bylaws may delay or discourage transactions involving an actual or potential change of control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock.

PLAN  OF DISTRIBUTION

We may sell the securities described in this prospectus to or through underwriters or dealers, through agents, or directly to one or more purchasers. A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

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the name or names of any underwriters or agents, if applicable;

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the purchase price of the securities and the proceeds we will receive from the sale;

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any over-allotment options under which underwriters may purchase additional securities from us;

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any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

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any public offering price;

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any discounts or concessions allowed or reallowed or paid to dealers; and

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any securities exchange or market on which the securities may be listed.

We may also sell equity securities covered by this registration statement in an “at the market offering” as defined in Rule 415 under the Securities Act. Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price, either:

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On or through the facilities of the Nasdaq Capital Market or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale; and/or

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to or through a market maker otherwise than on the Nasdaq Capital Market or such other securities exchanges or quotation or trading services.

Such at-the-market offerings, if any, may be conducted by underwriters acting as principal or agent.

Only underwriters named in a prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement that names the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters who are qualified market makers on the Nasdaq Capital Market may engage in passive market making transactions in accordance with Rule 103 of Regulation M during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

LEGAL MATTERS

Certain legal matters in connection with this offering will be passed upon for us by Disclosure Law Group, a Professional Corporation, of San Diego, California.

EXPERTS

Mazars USA LLP, our independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018, as set forth in their report, which is incorporated by reference in this prospectus. The report for AzurRx BioPharma, Inc. includes an explanatory paragraph about the existence of substantial doubt concerning its ability to continue as a going concern. Our financial statements are incorporated by reference in reliance on Mazars USA LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND  MORE INFORMATION

We are a public company and file annual, quarterly and special reports, proxy statements and other information with the SEC. . Our SEC filings are available, at no charge, to the public at the SEC’s website at http://www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The following documents filed by us with the SEC are incorporated by reference in this prospectus:

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our Annual Report on Form 10-K for the year ended December 31, 2018, filed on April 1, 2019;

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our Amendment No. 1 to our Annual Report on Form 10-K/A for the year ended December 31, 2018, filed on April 30, 2019;

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our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, filed on May 15, 2019;

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our Current Report on Form 8-K, filed on April 3, 2019;

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our Current Report on Form 8-K, filed on April 11, 2019;

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our Current Report on Form 8-K, filed on April 24, 2019;

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our Current Report on Form 8-K, filed May 7, 2019;

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our Current Report on Form 8-K, filed May 14, 2019;

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our Current Report on Form 8-K, filed on May 20, 2019;

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our Current Report on Form 8-K, filed on May 23, 2019; and

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the description of our common stock which is registered under Section 12 of the Exchange Act, in our registration statement on Form 8-A, filed on August 8, 2016, including any amendment or reports filed for the purposes of updating this description.

We also incorporate by reference all documents we file pursuant to Section 13(a), 13(c), 14 or 15 of the Exchange Act (other than any portions of filings that are furnished rather than filed pursuant to Items 2.02 and 7.01 of a Current Report on Form 8-K) after the date of the initial registration statement of which this prospectus is a part and prior to effectiveness of such registration statement. All documents we file in the future pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering are also incorporated by reference and are an important part of this prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. You may request a copy of these filings, excluding the exhibits to such filings which we have not specifically incorporated by reference in such filings, at no cost, by writing to or calling us at:

AzurRx Biopharma, Inc.
760 Parkside Avenue
Downtown Biotechnology Incubator, Suite 304
Brooklyn, New York 11226
(646) 699-7855.

This prospectus is part of a registration statement we filed with the SEC. You should only rely on the information or representations contained in this prospectus and any accompanying prospectus supplement. We have not authorized anyone to provide information other than that provided in this prospectus and any accompanying prospectus supplement. We are not making an offer of the securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any accompanying prospectus supplement is accurate as of any date other than the date on the front of the document.

5,333.3333 Shares of Series C Convertible Preferred Stock convertible into
5,333,334 Shares of Common Stock

PROSPECTUS

We have not authorized any dealer, salesperson or other person to give any information or to make any representations not contained in this prospectus. You must not rely on any unauthorized information. This prospectus is not an offer to sell these securities in any jurisdiction where an offer or sale is not permitted.

 H.C. Wainwright & Co.

December 31, 2020